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                                                                  EXHIBIT 10.33


                                  TISM, Inc.
                          30 Frank Lloyd Wright Drive
                           Ann Arbor, MI  48106-0997


                                March 23, 2000

Thomas S. Monaghan
30 Frank Lloyd Wright Drive
P.O. Box 997
Ann Arbor, MI  48106-0997


     RE:  Proposed R.G. Barry Corporation/Vesture Corporation Settlement
          Agreement

Dear Mr. Monaghan:

Reference is hereby made to the Agreement and Plan of Merger dated as of September 25, 1998 among TM Transitory Merger Corporation, TISM, Inc. and Thomas
S. Monaghan, individually and as Trustee of The Thomas S. Monaghan Living Trust, as amended by Amendment No.1 thereto dated as of November 24, 1998, Amendment No. 2 thereto dated as of November 24, 1998, Amendment No. 3 thereto dated as of December 18, 1998 and Amendment No. 4 thereto dated as of December 10, 1999 (as amended, the "Merger Agreement") and to the Settlement Agreement (the "Settlement Agreement") dated the date hereof among R.G. Barry Corporation ("Barry"), Vesture Corporation ("Vesture"), Phase Change Laboratories, Inc. ("PCL") and Domino's Pizza, Inc. (as successor by merger to the Buyer, the "Surviving Corporation") relative to the litigation brought by Barry and Vesture against PCL and the Surviving Corporation in the United States District Court of the Middle District of North Carolina, Civil Action No. 1:98-CV00802 (the "Action"). Capitalized terms defined in the Merger Agreement are used in this letter as so defined.

     This letter (the "Settlement Letter") sets forth our agreement as follows:

     (a) contemporaneously with the payment by the Surviving Corporation of an amount equal to $5,000,000 to Barry and/or Vesture pursuant to Section 3 of the Settlement Agreement, the Principal Stockholder shall pay to the Surviving Corporation an amount equal to $4,000,000 by wire transfer in immediately available funds; and

     (b) contemporaneously with the payment by the Surviving Corporation of the amount, if any, due as of March 15, 2002 to Barry and/or Vesture pursuant to Section 4(b) of the Settlement Agreement (the "Shortfall Amount"), the Principal Stockholder shall pay to the Surviving Corporation an amount equal to 80% of the Shortfall Amount by wire transfer in immediately available funds.

     Each of the Surviving Corporation and the Principal Stockholder agrees that the agreements set forth in this Settlement Letter are in full satisfaction and extinguishment of the rights and obligations of each of the Surviving Corporation and the Principal Stockholder under
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Thomas S. Monaghan                    -2-                        March 23, 2000



Article XII the Merger Agreement with respect to the Action, any Phase Change Damages, or any other Damages arising out of or relating to the Action.

     Except as specifically amended by this Settlement Letter, the Merger Agreement shall remain in full force and effect. This Settlement Letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law rules of such state. This Settlement Letter shall become effective when signed and delivered by each party hereto.

     Please indicate your agreement with the foregoing by executing the enclosed copy of this letter and returning it to:

                        Ropes & Gray
                        One International Place
                        Boston, MA  02110
                        Attention:  R. Newcomb Stillwell
                        Facsimile:  617-951-7050



                                        Very truly yours,

                                        TISM, Inc.

                                        By: /s/Harry J. Silverman
                                            ---------------------
                                        Name:  Harry J. Silverman
                                        Title:  CFO-Vice President

The foregoing is hereby
Agreed to and accepted:

By: /s/Thomas S. Monaghan
    ---------------------
Name:  Thomas S. Monaghan


Cc:  Dennis S. Hersch, Esq.